UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	UMH	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $0.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the “Meeting”) of UMH Properties, Inc. (the “Company”) was held on May 29, 2024. There were 69,357,605 shares of common stock entitled to vote at the meeting and a total of 62,543,316 shares (90.17%) were represented in person or by proxy at the meeting. The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – The election of four Class III directors, each to hold office until the Company’s annual meeting of shareholders in 2027 and until their respective successors are duly elected and qualified:

Director	For	Withheld	Broker Non-Votes

Anna T. Chew	49,304,802	4,589,513	8,649,001
Eugene W. Landay	50,636,271	3,258,044	8,649,001
Samuel A. Landy	53,069,580	824,735	8,649,001
Stuart D. Levy	29,128,145	24,766,170	8,649,001

Proposal 2 – The ratification of the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

Number of Votes

For	61,500,596
Against	969,842
Abstain	72,878
Broker Non-Votes	-0-

Proposal 3 – An advisory resolution to approve the compensation of the Company’s executive officers for the year ended December 31, 2023:

Number of Votes

For	47,812,517
Against	5,944,194
Abstain	137,604
Broker Non-Votes	8,649,001

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date: May 30, 2024	By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
	Title:	Executive Vice President and Chief Financial Officer

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